14 - SECOND TRUST DEED (Gresham, Oregon)               0199299.01
After recording, please return to:      (For Recorder's Use Only)

Kenneth S. Antell
Dunn, Carney, Allen, Higgins & Tongue
851 S.W. Sixth Avenue, Suite 1500
Portland, OR  97204-1357


Until a change is requested, all
tax statements should be mailed to:


No change




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                        SECOND TRUST DEED


Date:          February ____, 1999

Among:    ELMER'S RESTAURANTS, INC.               ("Grantor")
          an Oregon corporation
          11802 S.E. Stark Street
          P.O. Box 16938
          Portland, OR  97292-0938

and:      EAGLE'S VIEW MANAGEMENT COMPANY, INC.   ("Beneficiary")
          an Oregon corporation
          P.O. Box 10638
          Eugene, OR  97440

and:      FIDELITY NATIONAL TITLE COMPANY OF OREGON   ("Trustee")
          900 S.W. Fifth Avenue
          Portland, OR  97204

     Grantor, in consideration of the indebtedness recited and the trust created in this Trust Deed, irrevocably grants and conveys to Trustee, in trust, with power of sale, the real property commonly known as 155 N.E. Burnside, located in Gresham, Multnomah County, Oregon, which is more particularly described in attached Exhibit A, which is incorporated herein by this reference (the "Land");

     TOGETHER with all the improvements now or hereafter erected on the Land, and all easements, rights, appurtenances, rents (subject however to the rights and authorities given in this Trust Deed to Beneficiary to collect and apply such rents), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the Land, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Trust Deed; and all of the foregoing, together with the Land are referred to in this Trust Deed as the "Property;"

     TO SECURE to Beneficiary (a) the repayment of the indebtedness evidenced by a Promissory Note dated August 25, 1998, and amended by that certain First Amendment to Promissory Note of even date herewith (the "Note"), originally given by CBW, Inc., an Oregon corporation which merged with and into Grantor, with an original principal balance of $4 million and a present principal balance of $1.25 million, with interest thereon as provided in the Note, and with the balance of the indebtedness of the Note, if not sooner paid, due and payable on February 25, 2004, and all renewals and/or extensions of the Note; (b) the repayment of any and all other indebtedness owing from Grantor to Beneficiary at any time hereafter; (c) the repayment of all other sums, with interest thereon, advanced in accordance with the terms of this Trust Deed to protect the security of this Trust Deed; and (d) the performance of the covenants and agreements of Grantor contained in this Trust Deed (the "Obligations").

     GRANTOR COVENANTS that (a) Grantor is lawfully seized of the estate conveyed by this Trust Deed and has the right to grant and convey the Property; (b) the Property is unencumbered, except for the first priority trust deed granted in favor of Wells Fargo Bank (the "Prior Lienholder") to secure a loan with an original principal balance not to exceed $7,000,000.00 (the "Prior Lien") and such other exceptions that are reasonably approved in writing by Beneficiary (the "Permitted Exceptions"); and (c) Grantor will warrant and defend the title to the Property against all claims and demands, subject to the Prior Lien, the lien of this Trust Deed, and the Permitted Exceptions.

     Grantor and Beneficiary covenant and agree as follows:

     1. Payment of Principal and Interest. Grantor shall promptly pay when due the principal and interest on the indebtedness evidenced by the Note, prepayment and other charges as provided in the Note and this Trust Deed, and the principal of and interest on any other advances secured by this Trust Deed.

     2. Application of Payments on the Note. All payments received by Beneficiary under the Note and Section 1 above shall be applied by Beneficiary as set forth in the Note.

     3. Taxes, Assessments and Liens. Grantor shall pay all taxes, assessments, and other charges, fines and impositions attributable to the Property which may attain a priority over this Trust Deed, and leasehold payments or ground rents (if any) by Grantor making payments, when due, directly to the payee thereof. Grantor shall promptly furnish to Beneficiary all notices of amounts due under this Section 3, if requested by Beneficiary, and Grantor shall promptly furnish to Beneficiary receipts evidencing such payments. Grantor may pay taxes and assessments pursuant to the assessor's installment schedule. Grantor shall promptly discharge any lien which has priority over this Trust Deed, except the Prior Lien; provided, that Grantor shall not be required to discharge any such lien so long as Grantor shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Beneficiary, in Beneficiary's sole and unfettered discretion, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings that operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof.

     4.   Insurance.

          4.1 Requirement to Maintain Property Insurance. Grantor shall obtain and maintain at all times "all risk" property insurance, together with endorsements for replacement cost, inflation adjustment, and all other endorsements as Beneficiary may from time to time require, all in amounts not less than the full replacement value of all improvements now existing or hereafter erected on the Property, without reduction for co-insurance.

          4.2 Requirement to Maintain Liability Insurance. Grantor shall obtain and maintain at all times comprehensive general liability insurance with limits, coverages, and risks insured that are acceptable to Beneficiary, and in no event less than $2,000,000 combined single limit coverage.

          4.3 Insurance Carrier; Premium Payments. The insurance carrier or carriers providing the insurance shall be chosen by Grantor subject to approval by Beneficiary. All premiums on insurance policies shall be paid by Grantor making payment, when due, directly to the insurance carrier.

          4.4 Form of Policies; Proof of Loss. All insurance policies and renewals thereof shall be in forms acceptable to Beneficiary and shall include a standard mortgage clause in favor of and in a form acceptable to Beneficiary. Subject to the rights of the Prior Lienholder, Beneficiary shall have the right to hold the policies and renewals thereof, and Grantor shall promptly furnish to Beneficiary all renewal notices and all receipts of paid premiums. In the event of loss, Grantor shall give prompt notice to the insurance carrier and Beneficiary. Beneficiary may make proof of loss if not made promptly by Grantor.

          4.5 Proceeds. Unless Beneficiary and Grantor otherwise agree in writing, insurance proceeds shall be applied to restoration of the Property damaged, if restoration is economically feasible based upon fixed bids for restoration from the insurance proceeds, but if restoration is not economically feasible the insurance proceeds shall be applied to the sums secured by this Trust Deed, subject to the rights of the Prior Lienholder. If the Property is abandoned by Grantor, or if Grantor fails to respond to Beneficiary within 30 days from the date notice is mailed by Beneficiary to Grantor indicating that the insurance carrier offers to settle a claim for insurance benefits, Beneficiary is authorized to collect and apply the insurance proceeds at Beneficiary's option to restoration of the Property or to the sums secured by this Trust Deed.

          4.6 No Postponement of Payments; Right to Proceeds. Unless Beneficiary and Grantor otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of any payments referred to in Section 1 of this Trust Deed or change the amount of such payments. If under
Section 15 of this Trust Deed the Property is acquired by Beneficiary, all right, title and interest of Grantor in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Beneficiary to the extent of the sums secured by this Trust Deed immediately prior to such sale or acquisition.

          4.7  Insurance Warning.

          Unless Grantor provides Beneficiary with evidence of the insurance coverage required by this Trust Deed, Beneficiary may purchase insurance at Grantor's expense to protect Beneficiary's interest. This insurance may, but need not, also protect Grantor's interest. If the Property becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

          Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of this insurance may be added to Grantor's loan balance. If the cost is added to Grantor's loan balance, the interest rate on the underlying loan will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage.

          The coverage Beneficiary purchases may be considerably more expensive than insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

     5. Compliance with Laws. Grantor represents, warrants, and covenants that: (a) the Property, if developed, has been developed, and all improvements located on the Property, if any, have been constructed and maintained, in full compliance with all applicable laws, statutes, ordinances, regulations, and codes of all federal, state, and local governments (collectively "Laws"), and all covenants, conditions, easements, and restrictions affecting the Property (collectively "Covenants"); and (b) Grantor and its operations upon the Property currently comply, and will hereafter comply in all material respects with all applicable Laws and Covenants.

     6.   Environmental Covenants, Warranties and Compliance.

          6.1 Environmental Law Definition. For purposes of this section, "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation pertaining to Hazardous Substances, health, industrial hygiene, or environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, 42 USC 9601-9675, and the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, 42 USC 6901-6992.

          6.2 Hazardous Substance Definition. For the purposes of this section, "Hazardous Substance" includes, without limitation, any material, substance, or waste that is or becomes regulated or that is or becomes classified as hazardous, dangerous, or toxic under any federal, state, or local statute, ordinance, rule, regulation, or law.

          6.3 No Generation or Use. Grantor will not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Property or the Property's groundwater, or transport to or from the Property, any Hazardous Substance and will not permit any other person to do so, except for such Hazardous Substances that may be used in the ordinary course of Grantor's business and in compliance with all Environmental Laws, including but not limited to those relating to licensure, notice, and recordkeeping.

          6.4 Compliance with Law. Grantor will keep and maintain the Property in compliance with, and shall not cause or permit all or any portion of the Property, including groundwater, to be in violation of any Environmental Law.

          6.5 Indemnification. Grantor shall hold Beneficiary, its directors, officers, employees, agents, successors, and assigns, harmless from, indemnify them for, and defend them against any and all losses, damages, liens, costs, expenses, and liabilities directly or indirectly arising out of or attributable to any violation of any Environmental Law, any breach of Grantor's warranties in this Section 6, or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Property, including without limitation the costs of any required repair, cleanup, containment, or detoxification of the Property, the preparation and implementation of any closure, remedial or other required plans, attorney fees and costs (including but not limited to those incurred in any proceeding and in any review or appeal), fees, penalties, and fines.

          6.6 Representations. Grantor represents and warrants to Beneficiary that: (a) neither the Property nor Grantor is in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any Environmental Law; (b) Grantor has not and is not required by any Environmental Law to obtain any permit or license other than those it has obtained to construct or use the improvements located on the Property; and (c) to the best of Grantor's knowledge, no Hazardous Substance has ever been used, generated, manufactured, produced, stored, released, discharged, or disposed of on, under, or about the Property in violation of any Environmental Law.

          6.7 Survival. All representations, warranties, and covenants in this Section 6 shall survive the satisfaction of the Obligations, the reconveyance of the Property, or the foreclosure of this Trust Deed by any means.

     7. Preservation and Maintenance of Property. Grantor shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property, and shall comply with the provisions of any lease if this Trust Deed is on a leasehold.

     8.   Protection of Beneficiary's Security.

          8.1 Appearances; Disbursements. If Grantor fails to perform the covenants and agreements contained in this Trust Deed, or, notwithstanding Section 3 of this Trust Deed, if any action or proceeding is commenced which materially affects Beneficiary's interest in the Property, including, but not limited to, construction lien foreclosure, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Beneficiary at Beneficiary's option, may make such appearances, disburse such sums and take such action as is necessary to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable costs and attorney fees, and entry upon the Property to make repairs.

          8.2 Interest on Disbursements. Any amounts disbursed by Beneficiary pursuant to this Section 8, with interest thereon, shall become additional indebtedness of Grantor secured by this Trust Deed. Unless Grantor and Beneficiary agree to other terms of payment, such amounts shall be payable upon notice from Beneficiary to Grantor requesting payment thereof, and shall bear interest from the date of disbursement at the rate of 15 percent per annum, unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible under applicable law. Nothing contained in this Section 8 shall require Beneficiary to incur any expense or take any action under this Trust Deed.

     9. Inspection. Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property during business hours after prior written notice.

     10.  Condemnation.

          10.1 Assignment of Proceeds. The proceeds of any award or claim for damages, direct or consequential, in connection with condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Beneficiary, subject to the rights of the holder of the Prior Lienholder.

          10.2 Total and Partial Taking. In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by the Prior Lien and this Trust Deed, with the excess, if any, paid to Grantor. In the event of a partial taking of the Property, unless Grantor and Beneficiary otherwise agree in writing, there shall be applied to the sums secured by this Trust Deed such proportion of the proceeds as is equal to that proportion which the amount of the sums secured by this Trust Deed immediately prior to the date of taking bears to the fair market value of the Property immediately prior to the date of taking with the balance of the proceeds paid to Grantor.

          10.3 Property is Abandoned; Failure to Respond. If the Property is abandoned by Grantor, or if, after notice by Beneficiary to Grantor that the condemnor offers to make an award or settle a claim for damages, Grantor fails to respond to Beneficiary within 30 days after the date such notice is mailed, Beneficiary is authorized to collect and apply the proceeds, at Beneficiary's option, either to restoration or repair of the Property or to the sums secured by this Trust Deed.

          10.4 No Postponement of Payments. Unless Beneficiary and Grantor otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of any payments referred to in Section 1 of this Trust Deed or change the amount of such payments.

     11. Grantor Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Trust Deed granted by Beneficiary to any successor in interest of Grantor shall not operate to release, in any manner, the liability of the original Grantor and Grantor's successors in interest. Beneficiary shall not be required to commence proceedings against such successor, refuse to extend time for payment, or otherwise modify amortization of the sums secured by this Trust Deed by reason of any demand made by the original Grantor or Grantor's successors in interest.

     12. Forbearance by Beneficiary Not a Waiver. Any forbearance by Beneficiary in exercising any right or remedy under this Trust Deed, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary's right to accelerate the maturity of the indebtedness secured by this Trust Deed.

     13. Remedies Cumulative. All remedies provided in this Trust Deed are distinct and cumulative to any other right or remedy under this Trust Deed or afforded by law or equity, and may be exercised concurrently, independently or successively.

     14. Due on Sale. If all or any part of the Property or any interest in the Property is sold, transferred, assigned, conveyed, pledged, hypothecated, or given, either voluntarily or involuntarily, or by operation of law, without Beneficiary's prior written consent, or in the event of a default with respect to the Prior Lien, or if any lien or encumbrance subordinate to the lien of this Trust Deed is placed or allowed to remain on the Property which adversely affects the lien of this Trust Deed, Beneficiary may, at Beneficiary's option, declare all the sums secured by this Trust Deed to be immediately due and payable, and seek any and all other remedies available under this Trust Deed, the Note or under applicable law.

     15.  Default and Remedies.

          15.1 Events of Default. Each of the following shall constitute an event of default under this Trust Deed:

               15.1.1    Nonpayment.  Failure of Grantor to pay
any of the Obligations on or before the due date and within any applicable cure period.

               15.1.2 Breach of Other Covenants. Failure of Grantor to perform or abide by any other covenant included in the Obligations, including without limitation those covenants in the Note, in this Trust Deed or in any other loan document or agreement between Grantor and Beneficiary and the failure to cure any such nonperformance within any applicable cure period.

               15.1.3    Other Default.  The occurrence of any
other event of default under the Note or any of the other
Obligations.

               15.1.4    Prior Lien.  The occurrence of any
default under the terms and conditions of the Prior Lien.

          15.2 Remedies.

               15.2.1 Acceleration. Upon Grantor's breach of any covenant or agreement of Grantor in this Trust Deed, including the covenants to pay when due any sums secured by this Trust Deed, Beneficiary at Beneficiary's option may declare all of the sums secured by this Trust Deed to be immediately due and payable without further demand and may invoke the power of sale and any other remedies permitted by applicable law.

               15.2.2 Sale by Trustee. If Beneficiary invokes the power of sale, Beneficiary shall execute or cause Trustee to execute a written notice of the occurrence of an event of default and of Beneficiary's election to cause the Property to be sold, and shall cause such notice to be recorded in each county in which the Property or some part of the Property is located. Beneficiary or Trustee shall give notice of sale in the manner prescribed by applicable law to Grantor and to the other persons prescribed by applicable law. After the lapse of such time as may be required by applicable law, Trustee, without demand on Grantor, shall sell the Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone sale of all or any parcel of the Property by public announcement at the time and place of any previously scheduled sale. Beneficiary or Beneficiary's designee may purchase the Property at any sale.

               15.2.3 Trustee's Deed. Trustee shall deliver to the purchaser Trustee's deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee and attorney fees and costs of title evidence; (b) to all sums secured by the Prior Lien; (c) to all sums secured by this Trust Deed; and (d) the excess (if any) to the person or persons legally entitled thereto.

               15.2.4    Other Remedies.  Beneficiary may
exercise any other rights or remedies available to Beneficiary under this Trust Deed, the Note, or any other loan document or agreement between Grantor and Beneficiary, or otherwise allowed under applicable law.

               15.2.5 Cumulative Remedies. All remedies under this Trust Deed are cumulative and not exclusive. Any election to pursue one remedy shall not preclude the exercise of any other remedy. An election by Beneficiary to cure shall not constitute a waiver of the default or of any of the remedies provided in this Trust Deed. No delay or omission in exercising any right or remedy shall impair the full exercise of that or any other right or remedy or constitute a waiver of the default.

               15.2.6 Costs and Expenses. Beneficiary shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Section 15, including, but not limited to, reasonable costs and attorney fees, as provided below in Section 21.5.

     16. Grantor's Right to Reinstate. Notwithstanding Beneficiary's acceleration of the Obligations secured by this Trust Deed, Grantor shall have the right to reinstate this Trust Deed if all payments are made to Beneficiary as required under applicable Oregon law and Grantor takes such action as Beneficiary may reasonably require to assure that the lien of this Trust Deed, Beneficiary's interest in the Property and Grantor's obligation to pay the sums secured by this Trust Deed shall continue unimpaired. Upon such payment and cure by Grantor, this Trust Deed and the Obligations secured by this Trust Deed shall remain in full force and effect as if no acceleration had occurred.

     17. Assignment of Rents; Appointment of Receiver; Beneficiary in Possession. As additional security under this Trust Deed, Grantor hereby assigns to Beneficiary the rents of the Property (if any), provided that Grantor shall, prior to acceleration under Section 15 of this Trust Deed or abandonment of the Property, have the right to collect and retain such rents as they become due and payable. Upon acceleration under Section 15 of this Trust Deed or abandonment of the Property, Beneficiary, in person, by agent or by judicially appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property (if any), including those past due. All rents collected by Beneficiary or the receiver shall be applied first to payment of the costs of management of the Property and collection of rents, including but not limited to, receiver fees, premiums on receiver's bonds and reasonable attorney fees and costs, and to the sums secured by this Trust Deed. Beneficiary and the receiver shall be liable to account only for those rents actually received.

     18. Rights of Prior Lienholder. The rights of Beneficiary with respect to insurance and condemnation proceeds as provided in this Trust Deed, and all other rights granted under this Trust Deed that have also been granted to the Prior Lienholder, shall be subject to the rights of the Prior Lienholder. Grantor hereby authorizes the Prior Lienholder, on satisfaction of the indebtedness secured by the Prior Lien, to remit all remaining insurance or condemnation proceeds and all other sums held by the Prior Lienholder to Beneficiary to be applied in accordance with this Trust Deed.

     19. Reconveyance. Upon payment of all sums secured by this Trust Deed, Beneficiary shall request Trustee to reconvey the Property and shall surrender this Trust Deed and all notes evidencing indebtedness secured by this Trust Deed to Trustee. Trustee shall reconvey the Property without warranty and without charge to the person or persons legally entitled thereto. Such person or persons shall pay all costs of recordation, if any.

     20. Substitute Trustee. In accordance with applicable law, Beneficiary may from time to time remove Trustee and appoint a successor trustee. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee in this Trust Deed and by applicable law.

     21.  Miscellaneous.

          21.1 Notices. Except for any notice required under applicable law to be given in another manner, (a) any notice to Grantor provided for in this Trust Deed shall be given by certified mail, return receipt requested, first class postage prepaid, to Grantor's address stated on the first page of this Trust Deed, or to such other address that Grantor may designate by notice to Beneficiary as provided in this Trust Deed, and
(b) any notice to Beneficiary shall be given by certified mail, return receipt requested, first class postage prepaid, to Beneficiary's address stated on the first page of this Trust Deed or to such other address as Beneficiary may designate by notice to Grantor as provided in this Trust Deed. Any notice provided for in this Trust Deed shall be deemed to have been given to Grantor or Beneficiary when deposited in the United States mail.

          21.2 Governing Law. The provisions of this Trust Deed shall be governed by and construed in accordance with the laws of the state of Oregon.

          21.3 Grantor's Copy. Grantor shall be furnished a conformed copy of the Note and of this Trust Deed at the time of execution or after recordation.

          21.4 Successors and Assigns Bound; Captions. The covenants and agreements contained in this Trust Deed shall bind, and the rights under this Trust Deed shall inure to, the respective successors and assigns of Beneficiary and Grantor.
The captions and headings of the sections of this Trust Deed are for convenience only and are not to be used to interpret or define the provisions of this Trust Deed.

          21.5 Attorney Fees. If Beneficiary refers any of the Obligations to an attorney for collection or seeks legal advice following a default; if Beneficiary is the prevailing party in any litigation instituted in connection with any of the Obligations; or if Beneficiary or any other person initiates any judicial or nonjudicial action, suit, or proceeding in connection with any of the Obligations or the Property (including but not limited to proceedings under federal bankruptcy law, eminent domain, under probate proceedings, or in connection with any state or federal tax lien), and an attorney is employed by Beneficiary to (1) appear in any such action, suit, or proceeding, or (2) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve, or enforce Beneficiary's interests, then in any such event Grantor shall pay reasonable attorney fees, costs, and expenses incurred by Beneficiary or its attorney in connection with the above-mentioned events or any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, and the cost of surveyors' reports. Such amounts shall be secured by this Trust Deed and, if not paid upon demand, shall bear interest at the rate specified in Section 8.2.

          21.6 Standard for Discretion.  In the event this Trust
Deed is silent on the standard for any consent, approval, determination, or similar discretionary action, the standard shall be sole and unfettered discretion as opposed to any standard of good faith, fairness, or reasonableness.

          21.7 Conflicts. In the event that the terms and conditions of this Trust Deed conflict in any way with the terms and conditions of the Prior Lien, the terms and conditions of the Prior Lien shall control.

          21.8 Time is of the Essence. Time is of the essence with respect to all covenants and obligations of Grantor under this Trust Deed.

          21.9 Commercial Property. Grantor covenants and warrants that the Property are used by Grantor exclusively for business and commercial purposes.

          21.10 ORS 93.040 Warning. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

     IN WITNESS WHEREOF, Grantor has executed this Trust Deed as of the day and year first above written.

                                   ELMER'S RESTAURANTS, INC.
                                   an Oregon corporation

                                   By:  ___/s/ Bruce N. Davis___
                                   Name:     Bruce N. Davis
                                   Title:    President

STATE OF OREGON     )
                    ) ss.
County of                )

     This Trust Deed was acknowledged before me on February
_____, 1999, by __________ ________________________, as
_________________________ of Elmer's Restaurants, Inc.


                                   ________________________
                                   NOTARY PUBLIC FOR OREGON

                            EXHIBIT A

                LEGAL DESCRIPTION OF THE PROPERTY

                      [Description Omitted]